EXHIBIT 99.3

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of $450,000,000 aggregate principal amount 7.75% Senior Notes due September 23, 2014 pursuant to a Registration Statement on Form S-3 (File No. 333-158319) and a related prospectus supplement filed with the Securities and Exchange Commission on September 22, 2009 are estimated to be as follows:

Estimated Fees
SEC registration fee	$21,818
Legal fees and expenses	$220,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$75,000
Printing fees	$11,000
Rating agency fees	$375,000
Trustee’s fees	$10,000
Miscellaneous	$10,000

Total expenses	$722,818